--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                             COLOR SPOT NURSERIES, INC.

                                        AND

                      U.S. TRUST COMPANY OF CALIFORNIA, N.A.,

                                     AS TRUSTEE

                            ____________________________

                                     INDENTURE

                           DATED AS OF DECEMBER 24, 1997

                            ____________________________

                                    $100,000,000

                          10 1/2% SENIOR SUBORDINATED NOTES

                                      DUE 2007




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CROSS REFERENCE TABLE

  TIA                                                         Indenture
Section                                                        Section
-------                                                        -------

310(a)(1). 8.10
310(a)(5). 8.10
310(b). 8.10
310(b)(1). 8.10
311(a). 8.11
311(b). 8.11
312(b). 11.3
312(c). 11.3
313(a). 8.6
313(b). 8.6
313(c). 8.6
314(a). 5.9


NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                 TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . .  1

     Section 1.1. Definitions. . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.2. Incorporation by Reference of TIA. . . . . . . . . . . 19
     Section 1.3. Rules of Construction. . . . . . . . . . . . . . . . . 20

ARTICLE II. THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . 20

     Section 2.1. Form and Dating. . . . . . . . . . . . . . . . . . . . 20
     Section 2.2. Execution and Authentication . . . . . . . . . . . . . 21
     Section 2.3. Registrar and Paying Agent . . . . . . . . . . . . . . 21
     Section 2.4. Paying Agent To Hold Assets in Trust . . . . . . . . . 22
     Section 2.5. Holder Lists . . . . . . . . . . . . . . . . . . . . . 22
     Section 2.6. Transfer and Exchange. . . . . . . . . . . . . . . . . 23
     Section 2.7. Replacement Securities . . . . . . . . . . . . . . . . 24
     Section 2.8. Outstanding Securities . . . . . . . . . . . . . . . . 24
     Section 2.9. Treasury Securities. . . . . . . . . . . . . . . . . . 25
     Section 2.10. Temporary Securities. . . . . . . . . . . . . . . . . 25
     Section 2.11. Cancellation. . . . . . . . . . . . . . . . . . . . . 25
     Section 2.12. Defaulted Interest. . . . . . . . . . . . . . . . . . 25
     Section 2.13. CUSIP Number. . . . . . . . . . . . . . . . . . . . . 26

ARTICLE III. REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . 26

     Section 3.1. Notices to Trustee . . . . . . . . . . . . . . . . . . 26
     Section 3.2. Selection of Securities To Be Redeemed . . . . . . . . 26
     Section 3.3. Notice of Redemption . . . . . . . . . . . . . . . . . 27
     Section 3.4. Effect of Notice of Redemption . . . . . . . . . . . . 27
     Section 3.5. Deposit of Redemption Price. . . . . . . . . . . . . . 28
     Section 3.6. Securities Redeemed in Part. . . . . . . . . . . . . . 28

ARTICLE IV. SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . 28

     Section 4.1. Securities Subordinated to Senior Debt . . . . . . . . 28
     Section 4.2. Suspension of Payment When Senior Debt in Default. . . 29
     Section 4.3. Securities Subordinated to Prior Payment of All
                     Senior Debt on Dissolution, Liquidation or
                     Reorganization of Company . . . . . . . . . . . . . 30
     Section 4.4. Holders To Be Subrogated to Rights of Holders of
                     Senior Debt . . . . . . . . . . . . . . . . . . . . 31
     Section 4.5. Obligations of the Company Unconditional . . . . . . . 32
     Section 4.6. Trustee Entitled To Assume Payments Not Prohibited
                     in Absence of Notice. . . . . . . . . . . . . . . . 32
     Section 4.7. Application by Trustee of Assets Deposited with It . . 32

     Section 4.8. No Waiver of Subordination Provisions. . . . . . . . . 33
     Section 4.9. Holders Authorize Trustee To Effectuate
                     Subordination of Securities . . . . . . . . . . . . 34
     Section 4.10. Right of Trustee To Hold Senior Debt. . . . . . . . . 34
     Section 4.11. No Suspension of Remedies . . . . . . . . . . . . . . 34
     Section 4.12. No Fiduciary Duty of Trustee to Holders of
                     Senior Debt . . . . . . . . . . . . . . . . . . . . 34

ARTICLE V. COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     Section 5.1. Payment of Securities. . . . . . . . . . . . . . . . . 35
     Section 5.2. Maintenance of Office or Agency. . . . . . . . . . . . 35
     Section 5.3. Limitation on Restricted Payments. . . . . . . . . . . 35
     Section 5.4. Corporate Existence. . . . . . . . . . . . . . . . . . 37
     Section 5.5. Payment of Taxes and Other Claims. . . . . . . . . . . 37
     Section 5.6. Maintenance of Properties and Insurance. . . . . . . . 37
     Section 5.7. Compliance Certificate; Notice of Default. . . . . . . 38
     Section 5.8. Compliance with Laws . . . . . . . . . . . . . . . . . 39
     Section 5.9. SEC Reports. . . . . . . . . . . . . . . . . . . . . . 39
     Section 5.10. Waiver of Stay, Extension or Usury Laws . . . . . . . 39
     Section 5.11. Limitation on Transactions with Affiliates. . . . . . 40
     Section 5.12. Limitation on Incurrences of Additional
                     Indebtedness. . . . . . . . . . . . . . . . . . . . 41
     Section 5.13. Limitation on Dividends and Other Payment
                    Restrictions Affecting Restricted Subsidiaries . . . 41
     Section 5.14. Limitation on Liens . . . . . . . . . . . . . . . . . 41
     Section 5.15. Limitation on Change of Control . . . . . . . . . . . 42
     Section 5.16. Limitation on Asset Sales . . . . . . . . . . . . . . 44
     Section 5.17. Limitation on Preferred Stock of Restricted
                     Subsidiaries. . . . . . . . . . . . . . . . . . . . 47
     Section 5.18. Limitation on Other Senior Subordinated Debt. . . . . 47
     Section 5.19. Limitation on Restricted and Unrestricted
                     Subsidiaries. . . . . . . . . . . . . . . . . . . . 47
     Section 5.20. Limitation of Guarantees by Restricted
                     Subsidiaries. . . . . . . . . . . . . . . . . . . . 48
     Section 5.21. Conduct of Business . . . . . . . . . . . . . . . . . 48

ARTICLE VI. SUCCESSOR CORPORATION. . . . . . . . . . . . . . . . . . . . 49

     Section 6.1. Limitations on Mergers and Certain Other
                     Transactions. . . . . . . . . . . . . . . . . . . . 49
     Section 6.2. Successor Corporation Substituted. . . . . . . . . . . 50

ARTICLE VII. DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . 50

     Section 7.1. Events of Default. . . . . . . . . . . . . . . . . . . 50
     Section 7.2. Acceleration . . . . . . . . . . . . . . . . . . . . . 51
     Section 7.3. Other Remedies . . . . . . . . . . . . . . . . . . . . 52
     Section 7.4. Waiver of Past Defaults. . . . . . . . . . . . . . . . 52

     Section 7.5. Control by Majority. . . . . . . . . . . . . . . . . . 53
     Section 7.6. Limitation on Suits. . . . . . . . . . . . . . . . . . 53
     Section 7.7. Rights of Holders To Receive Payment . . . . . . . . . 53
     Section 7.8. Collection Suit by Trustee . . . . . . . . . . . . . . 54
     Section 7.9. Trustee May File Proofs of Claim . . . . . . . . . . . 54
     Section 7.10. Priorities. . . . . . . . . . . . . . . . . . . . . . 54
     Section 7.11. Rights and Remedies Cumulative. . . . . . . . . . . . 55
     Section 7.12. Delay or Omission Not Waiver. . . . . . . . . . . . . 55
     Section 7.13. Undertaking for Costs . . . . . . . . . . . . . . . . 55

ARTICLE VIII. TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . 55

     Section 8.1. Duties of Trustee. . . . . . . . . . . . . . . . . . . 55
     Section 8.2. Rights of Trustee. . . . . . . . . . . . . . . . . . . 56
     Section 8.3. Individual Rights of Trustee . . . . . . . . . . . . . 57
     Section 8.4. Trustee's Disclaimer . . . . . . . . . . . . . . . . . 57
     Section 8.5. Notice of Default. . . . . . . . . . . . . . . . . . . 58
     Section 8.6. Reports by Trustee to Holders. . . . . . . . . . . . . 58
     Section 8.7. Compensation and Indemnity . . . . . . . . . . . . . . 58
     Section 8.8. Replacement of Trustee . . . . . . . . . . . . . . . . 59
     Section 8.9. Successor Trustee by Merger, Etc . . . . . . . . . . . 60
     Section 8.10. Eligibility; Disqualification . . . . . . . . . . . . 60
     Section 8.11. Preferential Collection of Claims Against Company . . 60

ARTICLE IX. SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . . . . . 60

     Section 9.1. Termination of the Company's Obligations . . . . . . . 60
     Section 9.2. Legal Defeasance and Covenant Defeasance . . . . . . . 61
     Section 9.3. Application of Trust Money . . . . . . . . . . . . . . 64
     Section 9.4. Repayment to the Company . . . . . . . . . . . . . . . 64
     Section 9.5. Reinstatement. . . . . . . . . . . . . . . . . . . . . 65

ARTICLE X. AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . . . . . . . 65

     Section 10.1. Without Consent of Holders. . . . . . . . . . . . . . 65
     Section 10.2. With Consent of Holders . . . . . . . . . . . . . . . 65
     Section 10.3. Compliance with TIA . . . . . . . . . . . . . . . . . 66
     Section 10.4. Revocation and Effect of Consents . . . . . . . . . . 67
     Section 10.5. Notation on or Exchange of Securities . . . . . . . . 67
     Section 10.6. Trustee To Sign Amendments, Etc . . . . . . . . . . . 67

ARTICLE XI. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 68

     Section 11.1. TIA Controls. . . . . . . . . . . . . . . . . . . . . 68

     Section 11.2. Notices . . . . . . . . . . . . . . . . . . . . . . . 68
     Section 11.3. Communications by Holders with Other Holders. . . . . 69
     Section 11.4. Certificate and Opinion as to Conditions Precedent. . 69
     Section 11.5. Statements Required in Certificate or Opinion . . . . 70
     Section 11.6. Rules by Trustee, Paying Agent, Registrar . . . . . . 70
     Section 11.7. Legal Holidays. . . . . . . . . . . . . . . . . . . . 70
     Section 11.8. Governing Law . . . . . . . . . . . . . . . . . . . . 70
     Section 11.9. No Adverse Interpretation of Other Agreements . . . . 71
     Section 11.10. No Recourse Against Others . . . . . . . . . . . . . 71
     Section 11.11. Successors . . . . . . . . . . . . . . . . . . . . . 71
     Section 11.12. Duplicate Originals. . . . . . . . . . . . . . . . . 71
     Section 11.13. Severability . . . . . . . . . . . . . . . . . . . . 71

          INDENTURE dated as of December 24, 1997, between COLOR SPOT NURSERIES, INC., a Delaware corporation, and U.S. TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as Trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 1/2% Senior Subordinated Notes due 2007 (the "Securities"):

                                     ARTICLE I.

                     DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.   Definitions.

               "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

               "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

               "Affiliate Transaction" shall have the meaning provided in
Section 5.11(a).

               "Agent" means any Registrar, Paying Agent or co-Registrar.

               "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

               "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000;
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 6.1,
(iii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary in connection with a Qualified Receivables Transaction; and (iv) sales of Permitted Investments.

               "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

               "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or of a subsidiary of such Person or any duly authorized committee of that Board.

               "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day" means a day that is not a Legal Holiday.

               "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

               "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

               "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;
(iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

               "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holder(s)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

               "Change of Control Offer" shall have the meaning provided in
Section 5.15(a).

               "Change of Control Payment Date" shall have the meaning provided in Section 5.15(b).

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

               "Company" means Color Spot Nurseries, Inc., a Delaware corporation, until a successor replaces it pursuant to this Indenture and thereafter means such successor.

               "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, (D) any expenses or charges related to the termination of the Fee Agreement and (E) any write-off of deferred financing costs in connection with the refinancing of the Company's credit agreement in existence prior to the Credit Agreement and any refinancings of the Credit Agreement.

               "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give (without duplication) effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the operation of such agreements.

               "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum (without duplication) of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

               "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (without duplication): (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries of such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs (excluding any write-off of deferred financing costs in connection with the refinancing of the Company's credit agreement in existence prior to the Credit Agreement or any refinancing of the Credit Agreement), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

               "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

               "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

               "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Credit Agreement, which initially shall be Credit Agricole Indosuez. The Company shall promptly notify the Trustee of any change in the Credit Agent.

               "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of December 24, 1997, between the Company, the lenders party thereto in their capacities as lenders thereunder and Credit Agricole Indosuez, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is Permitted Indebtedness or is permitted by Section 5.12) or adding Restricted Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

               "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

               "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

               "Depository" shall mean the Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

               "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

               "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than in connection with a Change of Control), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Securities.

               "Event of Default" shall have the meaning provided in Section
7.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated by the Commission thereunder.

               "Fee Agreement" means that certain fee agreement between the Company and Kohlberg & Company, LLC dated as of December 31, 1996, as amended.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

               "Global Security" shall mean a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a written order, which shall be registered in the name of the Depository or its nominee and which, together with any other Global Security representing Securities hereunder, shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Securities.

               "Guarantee" shall have the meaning set forth in Section 5.20.

               "Holder" means the Person in whose name a Security is registered on the Registrar's books.

               "Incur" means, with respect to any Indebtedness or other obligation of any Person, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of Indebtedness or other obligations or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

               "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and excluding long-term, deferred purchase price obligations for trees, PROVIDED that such obligations for trees are not recorded as liabilities on such Person's balance sheet in accordance with GAAP), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

               "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

               "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (other than an interest in less than 5% of the Company's Common Stock after such time as the Company's Common Stock is publicly traded) and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

               "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

               "Interest Swap Obligation" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 5.3, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means December 24, 1997, the date of original issuance of the Securities under this Indenture.

     "Legal Holiday" shall have the meaning provided in Section 11.7.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Maturity Date" means December 15, 2007.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" shall have the meaning provided in Section 5.16(a).

     "Net Proceeds Offer Amount" shall have the meaning provided in Section 5.16(a).

     "Net Proceeds Offer Payment Date" shall have the meaning provided in
Section 5.16(a).

     "Net Proceeds Trigger Date" shall have the meaning provided in
Section 5.16(a).

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be an Officer of the Company and otherwise complying with the requirements of Sections 11.4 and 11.5.

     "operating lease" means any lease the obligations under which do not constitute Capitalized Lease Obligations.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.4 and 11.5. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to the Company or the Trustee.

     "Paying Agent" shall have the meaning provided in Section 2.3, except that for the purposes of Articles Three and Nine and Sections 5.15 and 5.16, the Paying Agent shall not be the Company or an Affiliate of the Company.

     "Permitted Holder(s)" means KCSN Acquisition Company, L.P. and its Affiliates, Kohlberg & Company, LLC and its Affiliates and Michael F. Vukelich and his Affiliates.

     "Permitted Indebtedness" means, without duplication, each of the following:

     (i)    Indebtedness under the Securities and this Indenture;

     (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $150.0 million, less the amount of all mandatory principal payments actually made by the Company in respect of the Term Loan Facility (excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Agreement), PROVIDED that (1) not more than $110.0 million of borrowings under the Credit Agreement are used to make Asset Acquisitions and (2) not more than $90.0 million of borrowings under the Credit Agreement are used for any other purpose;

     (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

     (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

     (v) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnitees and compensation payable thereunder;

     (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company (other than the Lien of the Credit Agent under the Credit Agreement); PROVIDED that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; PROVIDED that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the

Company's obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

     (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

     (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (x)    Refinancing Indebtedness;

     (xi) Indebtedness incurred in a Qualified Receivables Transaction that is without recourse to the Company or to any Restricted Subsidiary of the Company or their assets (other than a Receivables Subsidiary and its assets); and

     (xii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2,000,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 5.16; (viii) Investment by the Company or a Wholly Owned Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; (ix) notes received from management as payment for purchases of Capital Stock; and (x) additional Investments by the Company or any Restricted Subsidiary of the Company in an aggregate amount, based on original cost, not to exceed $1,000,000 at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

     (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (vi) any interest (including UCC filings) or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

     (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and
(B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition.

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements or the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (xii)   Liens securing Indebtedness under Currency Agreements;

          (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 5.12; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (xiv) Liens on accounts receivable and related assets of the type described in the definition of "Qualified Receivables Transaction" or on assets of a Receivables Subsidiary, in either case, incurred in connection with a Qualified Receivables Transaction; and

          (xv) Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any one time outstanding.

          "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, limited liability company, or a governmental agency or political subdivision thereof.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

          "Prospectus" means the prospectus of the Company dated December 22, 1997 relating to the Securities.

          "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company, sold by the Company, after the Issue Date pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) which has no Indebtedness or any other Obligations (contingent or otherwise) which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Record Date" means the record dates specified in the Securities; provided, however, that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, pre-pay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 5.12 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (xi) or (xii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is solely Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and
(y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registrar" shall have the meaning provided in Section 2.3.

          "Replacement Assets" shall have the meaning provided in Section
5.16(a).

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Restricted Subsidiary" of any Person means any Subsidiary of such Person which is not an Unrestricted Subsidiary.

          "Revolving Credit Facility" means one or more revolving credit facilities under the Credit Agreement.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.
Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Restricted Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Restricted Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness (other than Permitted Indebtedness) incurred in violation of this Indenture provisions set forth under Section 5.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company. The holders of any Indebtedness which by its terms expressly provides that such Indebtedness is senior in right of payment to the Securities shall be entitled to rely conclusively for purposes of determining that such Indebtedness is not being incurred in violation of this Indenture upon a certificate of the chief financial officer of the Company which demonstrates that, as of the date of the most recently published financial statements of the Company, such Indebtedness is permitted to be incurred by the terms of this Indenture.

          "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

          "subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Subsidiary" means any subsidiary of the Company.

          "Surviving Entity" shall have the meaning provided in Section
6.1(a)(i).

          "Term Loan Facility" means one or more term loan facilities under the Credit Agreement.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date this Indenture is qualified under the TIA, except as otherwise provided in Section 10.3.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the

Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that the Company's investment in such Unrestricted Subsidiary is a Permitted Investment or that such designation complies with Section 5.3 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section
5.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

Section 1.2.   Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities.

               "indenture security holder" means a Holder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company or any other obligor on the Securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3.   Rules of Construction.

               Unless the context otherwise requires:

               (1)    a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)    "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5)    provisions apply to successive events and transactions;
and

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE II.

                                   THE SECURITIES

Section 2.1.   Form and Dating.

               The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

               The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2.   Execution and Authentication.

               Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

               If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

               A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall authenticate Securities for original issue in the aggregate principal amount of $100,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Such Securities shall be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Securities, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until this Global Security is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by a Depository or any such nominee to a successor Depository or a nominee of a successor Depository." The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 (or such lesser amount as is requested authenticated by the Trustee and issued by the Company on the Issue Date), except as provided in Section 2.7.

               The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

               The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

Section 2.3.   Registrar and Paying Agent.

               The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Nine and Sections 5.15 and 5.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.
The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.4.   Paying Agent To Hold Assets in Trust.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Four, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund, subject to Article Four. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.5.   Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.6.   Transfer and Exchange.

               (a) When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.7, 2.10, 3.6, 5.15, 5.16 or 10.5). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part. A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

               (b) If at any time the Depository for the Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Company becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depository with respect to such Global Security or Securities. If a successor Depository for such Global Security or Securities has not been appointed within 120 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, shall authenticate and deliver, Securities in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security. The Company shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities in definitive form.

               The Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

               In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.
The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

               None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.7.   Replacement Securities.

               If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.7, including reasonable fees and expenses of counsel.

               Every replacement Security is an additional obligation of the Company.

Section 2.8.   Outstanding Securities.

               Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its respective Affiliates holds the Security.

               If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

               If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless, pursuant to the provisions of Article Four, the Paying Agent is unable to make payments on the Securities to the Holders thereof.

Section 2.9.   Treasury Securities.

               In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

Section 2.10.  Temporary Securities.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

Section 2.11.  Cancellation.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.7, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.  Defaulted Interest.

               If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 7.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.13.  CUSIP Number.

               The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.


                                 ARTICLE III.

                                  REDEMPTION


Section 3.1.   Notices to Trustee.

               If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee, with a copy to the Credit Agent, of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.2.   Selection of Securities To Be Redeemed.

               If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by any other method that the Trustee considers fair and appropriate and, if such Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided, however, that any redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Depository procedures), unless such method is otherwise prohibited.

               The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3.   Notice of Redemption.

               At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Trustee and the Credit Agent. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 120 days after the consummation of such Public Equity Offering.
At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

               (1)    the Redemption Date;

               (2)    the Redemption Price;

               (3)    the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (5) that, unless (a) the Company defaults in making the redemption payment on the Redemption Date or (b) such redemption payment is prohibited pursuant to Article Four or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

               (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

               (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

Section 3.4.   Effect of Notice of Redemption.

               Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price unless prohibited pursuant to Article Four or otherwise pursuant to this Indenture. Securities that are redeemed by the Company or that are purchased by the Company pursuant to a Net Proceeds Offer as described in Section 5.16 or pursuant to a

Change of Control Offer as described in Section 5.15 or that are otherwise acquired by the Company will be surrendered to the Trustee for cancellation.

Section 3.5.   Deposit of Redemption Price.

               On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight.

               If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited under Article Four or otherwise, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities or portions thereof to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

Section 3.6.   Securities Redeemed in Part.

               Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE IV.

                                   SUBORDINATION

Section 4.1.   Securities Subordinated to Senior Debt.

               Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of the Obligations on the Securities is subordinated, to the extent and in the manner provided in this Article Four, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the Issue Date or thereafter Incurred, including with respect to Designated Senior Debt, any interest accruing thereon subsequent to the occurrence of any Event of Default specified in clauses (vi) or (vii) of Section 7.1 relating to the Company, whether or not such interest is an allowed claim enforceable against the Company under any Bankruptcy Law.

               This Article Four shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

               The obligations of the Company to the Trustee under Section
8.7 shall not be subject to the provisions of this Article Four.

Section 4.2.   Suspension of Payment When Senior Debt in Default.

               (a) Unless Section 4.3 shall be applicable, no direct or indirect payment (other than payments by a trust previously established pursuant to Article Nine) or distribution of any asset of the Company of any kind or character by or on behalf of the Company of Obligations on the Securities or on account of the purchase or redemption or other acquisition of the Securities whether pursuant to the terms of the Securities or upon acceleration or otherwise shall be made if, at the time of such payment or distribution, there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on any Designated Senior Debt and such default shall not have been cured or waived by or on behalf of the holders of such Designated Senior Debt or shall have ceased to exist, until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

               (b) Unless Section 4.3 shall be applicable, during the continuance of any other event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, upon the earlier to occur of (a) receipt by the Trustee of written notice from the holders of a majority of the outstanding principal amount of the Designated Senior Debt or their Representative stating that such notice is a notice pursuant to Section 4.2 of this Indenture, or (b) if such event of default results from the acceleration of the Securities, the date of such acceleration, no such payment (other than payments by a trust previously established pursuant to Article Nine) or distribution of any asset of the Company of any kind or character shall be made by the Company upon or in respect of the Securities (including without limitation on account of any principal of, premium, if any, or interest on the Securities) or on account of the purchase or redemption or other acquisition of Securities for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 180 days thereafter (provided such Designated Senior Debt shall theretofore not have been accelerated) (unless (x) such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of a majority of the outstanding principal amount of such Designated Senior Debt or their Representative who delivered such notice or (y) such default is cured or waived, or ceases to exist or such Designated Senior Debt is discharged or paid in full in cash or Cash Equivalents), after which the Company shall promptly notify the Trustee of such cure or waiver and resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders of such Designated Senior Debt or their

Representative whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

               (c) In the event that, notwithstanding the foregoing, the Trustee or a Holder shall have received any payment prohibited by the foregoing provisions of this Section 4.2, then and in such event such payment shall be paid over and delivered forthwith to the Representative or as a court of competent jurisdiction shall direct.

Section 4.3. Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company.

               Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities and whether voluntary or involuntary):

               (a) the holders of Senior Debt shall first be entitled to receive payments in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all amounts payable under Senior Debt before the Holders will be entitled to receive any payment with respect to the Securities, or for the acquisition of any of the Securities for cash or property or otherwise;

               (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Four, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt or their Representative, ratably according to the respective amounts of Senior Debt remaining unpaid held or represented by each, until all Senior Debt remaining unpaid shall have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

               (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent on account of principal of, premium, if any, or interest on the Securities before all Senior Debt is paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 4.6 and 4.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Debt or their Representative, ratably according to the respective amounts of Senior Debt held or represented by each, until all Senior Debt remaining unpaid shall have been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or willful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided, however, that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of Senior Debt or their Representative.

               The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Six shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article Four if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Six.

               The Company shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquidation or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities).

Section 4.4.   Holders To Be Subrogated to Rights of Holders of Senior Debt.

               Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Four, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

               If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Four shall have been applied, pursuant to the provisions of this Article Four, to the payment of all amounts payable under the Senior Debt, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Debt in full in cash or Cash Equivalents.

Section 4.5.   Obligations of the Company Unconditional.

               Nothing contained in this Article Four or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
Upon any payment or distribution of assets or securities of the Company referred to in this Article Four, the Trustee, subject to the provisions of Sections 8.1 and 8.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four. Nothing in this
Section 4.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 8.7.

Section 4.6. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.

               The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received written notice thereof from the Company or from one or more holders of Senior Debt or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 8.1 and 8.2, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 4.7.   Application by Trustee of Assets Deposited with It.

               U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 9.2 shall be for the sole benefit of Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Four. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of this Article Four; provided, however, that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of principal of or premium or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 4.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 4.7 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article Four.

Section 4.8.   No Waiver of Subordination Provisions.

               (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (b) Without limiting the generality of subsection (a) of this Section 4.8, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Four or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

               (c) Each Holder by accepting a Security agrees that the Representative of any Senior Debt (including, without limitation, the Credit Agent), in its discretion, without notice or demand and without affecting any rights of any holder of Senior Debt under this Article Four, may foreclose any mortgage or deed of trust covering interests in real property secured thereby, by judicial or nonjudicial sale; and such Holder hereby waives any defense to the enforcement by the Representative of any Senior Debt (including, without limitation, the Credit Agent) or by any holder of any Senior Debt against such Holder of this Article Four after a judicial or nonjudicial sale or other disposition of its interests in real property secured by such mortgage or deed of trust; and such Holder expressly waives any defense or benefits that may be derived from comparable provisions of the laws of any jurisdiction or any similar statute in effect in any jurisdiction.

Section 4.9.   Holders Authorize Trustee To Effectuate Subordination of
               Securities.

               Each Holder by his or her acceptance of a Security authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Four, and appoints the Trustee his or her attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 4.10.  Right of Trustee To Hold Senior Debt.

               The Trustee shall be entitled to all of the rights set forth in this Article Four in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 4.11.  No Suspension of Remedies.

               The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Four shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.1.

               Nothing contained in this Article Four shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Four of the holders, from time to time, of Senior Debt.

Section 4.12.  No Fiduciary Duty of Trustee to Holders of Senior Debt.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders or the Company or any other person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Four or otherwise. Nothing in this
Section 4.12 shall affect the
obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their Representative.

                                   ARTICLE V.

                                   COVENANTS

Section 5.1.   Payment of Securities.

               The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment; provided, however, that U.S. Legal Tender held by the Trustee for the benefit of holders of Senior Debt or the payment of which to the Holders is prohibited pursuant to the provisions of Article Four or otherwise shall not be considered to be designated for the payment of any installment of principal or interest on the Securities within the meaning of this Section 5.1.

               The Company shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

Section 5.2.   Maintenance of Office or Agency.

               The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

Section 5.3.   Limitation on Restricted Payments.

               (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default of an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the proviso in Section 5.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding net cash proceeds received from the sale of Capital Stock to employees of the Company and any of its Subsidiaries after the Issue Date to the extent such amounts have been applied in accordance with clause (4) of the following paragraph); plus (y) without duplication of any amounts included in clause (iii) (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii) (x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Securities); plus (z) aggregate net cash proceeds received by the Company or any of its Subsidiaries as a distribution or repayment with respect to, or from the sale of, Investments (other than Permitted Investments) made after the Issue Date up to the original amount of such Investments.

               (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary) of (A) shares of Qualified Capital Stock of the Company or
(B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Capital Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or pursuant to a written contract or plan, in an aggregate amount not to exceed $1,000,000 in any calendar year plus an aggregate amount of net cash proceeds received by the Company subsequent to the Issue Date from the sale of Capital Stock to employees of the Company and any of its Subsidiaries to the extent such proceeds have not been included in making the calculation in clause (iii) of the immediately preceding paragraph; (5) so long as no Default or

Event of Default shall have occurred and be continuing, the payment of cash dividends on the Series A Preferred Stock commencing with the first payment due after December 15, 2002; and (6) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of Series A Preferred Stock after a Change of Control; PROVIDED that the Company has completed the Change of Control Offer. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (4) and (5) shall be included in such calculation.

               Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

Section 5.4.   Corporate Existence.

               Except as otherwise permitted by Article Six, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, if the Board of Directors of the Company, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.5.   Payment of Taxes and Other Claims.

               The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Restricted Subsidiaries or properties of it or any of the Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of the Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results or operations of the Company and the Restricted Subsidiaries taken as a whole.

Section 5.6.   Maintenance of Properties and Insurance.

               (a) The Company shall cause all properties used or useful to the conduct of its business or the business of any of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole; provided, however, that nothing in this Section 5.6 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of the senior officers of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

               (b) The Company shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and the Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Restricted Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries, taken as a whole.

Section 5.7.   Compliance Certificate; Notice of Default.

               (a) The Company shall deliver to the Trustee within 120 days after the end of the Company's fiscal year an Officers' Certificate stating that a review of its activities and the activities of the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no event of default in respect of any payment obligation under the Credit Agreement and no Default or Event of Default occurred during such year or, if such signers do know of such an event of default, Default or Event of Default, the certificate shall describe the event of default, Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

               (b) So long as, and to the extent, not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

               (a) The Company shall deliver to the Trustee, forthwith upon becoming aware, and in any event within 5 days after the occurrence, of
(i) any Default or Event of Default; (ii) any event of default in respect of any payment obligation under the Credit Agreement or any event of default under any bond, debenture, note, or other evidence of Indebtedness of the Company or any of the Subsidiaries, or under any mortgage, indenture or other instrument, an Officers' Certificate specifying with particularity such event.

Section 5.8.   Compliance with Laws.

               The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

Section 5.9.   SEC Reports.

               The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

Section 5.10.  Waiver of Stay, Extension or Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.11.  Limitation on Transactions with Affiliates.

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

               (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company (including customary provisions contained in employment agreements with executive officers of the Company) as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by Section 5.3; (v) the payments by the Company under that certain lease of its Richmond, California facility between the Company and M.
F. Vukelich Co. dated as of December 1, 1995, as amended on December 13, 1995; and (vi) the payments by the Company under that certain residential lease rental agreement and deposit receipt between the Company and Michael F. Vukelich, as guardian of Trisha Vukelich, dated as of December 13, 1995.

Section 5.12.  Limitation on Incurrences of Additional Indebtedness.

               The Company will not, and will not permit any of its Restricted Subsidiaries to Incur any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the Incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

Section 5.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

               The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); (7) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; or (8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired.

Section 5.14.  Limitation on Liens.

               The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Debt; (C) Liens securing the
Securities; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

Section 5.15.  Limitation on Change of Control.

               (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

               (b) No later than 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Notice of an event giving rise to a Change of Control shall be given on the same date and in the same manner to all Holders. Such notice shall state:

                      (1) that the Change of Control Offer is being made pursuant to this Section 5.15 and that all Securities tendered will be accepted for payment;

                      (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                      (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

                      (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                      (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Security purchased;

                      (7) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portions of the Securities surrendered; provided that each Security purchased and each Security issued shall be in an original principal amount of $1,000 or integral multiples thereof;

                      (8) that each Change of Control Offer is required to remain open for at least 20 Business Days or such longer period as may be required by law and until 5:00 p.m. New York City time on the applicable Change of Control Payment Date; and

                      (9) the circumstances and relevant facts regarding such Change of Control.

               (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered provided that each such new Security shall be in the principal amount of $1,000 or integral multiples thereof) unless such payment is prohibited pursuant to Article Four or otherwise. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 5.15, the Trustee shall act as the Paying Agent.

               (d) Notwithstanding the foregoing, prior to the mailing of the notice of a Change of Control Offer referred to above, within 30 days following a Change of Control, the Company shall either (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all such commitments under all Indebtedness under the Credit Agreement and all such other Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer, or
(ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the

Securities as provided above. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described above.

               (e) The Company must comply with Rule 14e-1 under the Exchange Act and other provisions of state and federal securities laws to the extent applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 5.15 by virtue thereof.

Section 5.16.  Limitation on Asset Sales.

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 70% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in a similar business or properties or assets that replace the business, properties or assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A),
(iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 5.16. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

               (b) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 6.1, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this Section
5.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 5.16.

               (c) Notwithstanding Sections 5.16(a) and (b), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 70% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; PROVIDED, that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

               (d) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders of such Securities within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                      (1) that the Net Proceeds Offer is being made pursuant to Section 5.16 and that all Securities tendered will be accepted for payment, provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

                      (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date;

                      (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

                      (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four or otherwise, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                      (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

                      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Security purchased;

                      (7) that Holders whose Securities were purchased only in part will be issued new securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                      (8) that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

               (e) On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered provided that each such new Security shall be in the principal amount of $1,000 or integral multiples thereof) unless such payment is prohibited pursuant to Article Four or otherwise. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Offer Payment Date. For purposes of this Section 5.16, the Trustee shall act as the Paying Agent.

               (f) Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

               (g) The Company must comply with Rule 14e-1 under the Exchange Act and other provisions of State and federal securities laws to the extent applicable in connection with a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 5.16 by virtue thereof.

Section 5.17.  Limitation on Preferred Stock of Restricted Subsidiaries.

               The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

Section 5.18.  Limitation on Other Senior Subordinated Debt.

          The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Securities and subordinate in right of payment to any other Indebtedness of the Company.

Section 5.19.  Limitation on Restricted and Unrestricted Subsidiaries.

               (a) The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation is at that time permitted under Section 5.3. The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be deemed to be an Incurrence as of the date of such redesignation by the Company and the Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 5.12; and (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness which would be Permitted Indebtedness), no such designation shall be permitted if immediately after giving effect to such redesignation and the Incurrence of any such Indebtedness, the Company could not incur $1.00 of additional Indebtedness pursuant to the proviso of Section 5.12. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a Board Resolution of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

               (b) Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to include a designation of all of the subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries.

Section 5.20.  Limitation of Guarantees by Restricted Subsidiaries.

               (a) The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than (A) Indebtedness and other obligations under the Credit Agreement, (B) Permitted Indebtedness of a Restricted Subsidiary of the Company, (C) Indebtedness under Currency Agreements in reliance on clause (v) of the definition of Permitted Indebtedness, or (D) Interest Swap Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness), unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Securities by such Restricted Subsidiary (the "Guarantee") and (b) (x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Securities than those contained in this Indenture and (y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Securities than those contained in this Indenture.

               (b) Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; PROVIDED that
(a) such sale or disposition of such Capital stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

Section 5.21.  Conduct of Business.

               The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

                                    ARTICLE VI.

                               SUCCESSOR CORPORATION

Section 6.1.   Limitations on Mergers and Certain Other Transactions.

               (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                      (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed;

                      (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,
(1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and
(2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 5.12;

                      (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                      (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

               (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 6.2.   Successor Corporation Substituted.

               Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 6.1, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                                    ARTICLE VII.

                                DEFAULT AND REMEDIES
Section 7.1.   Events of Default.

               Each of the following events constitutes an "Event of Default":

               (i) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Four);

               (ii) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Four);

               (iii) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a failure to comply with Section 6.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the Aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more at any time;

               (v) one or more judgments in an aggregate amount in excess of $5,000,000 (excluding any amounts covered by insurance as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

               (vi) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) generally is not paying its debts as they become due;

               (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding; (b) appoints a Custodian of the Company or any of its Significant Subsidiaries, or for all or any substantial part of their respective properties; or (c) orders the liquidation of the Company or any of its Significant Subsidiaries, and in each case the order or decree remains unstayed and in effect for 60 days; or

               (viii) the lenders under the Credit Agreement shall commence judicial proceedings to foreclose upon any material portion of the assets of the Company and the Subsidiaries.

Section 7.2.   Acceleration.

               (a) If an Event of Default (other than an Event of Default specified in clauses (vi) or (vii) of Section 7.1 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Credit Agent under the Credit Agreement of such Acceleration Notice. If an Event of Default specified in clauses (vi) or (vii) of Section 7.1 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

               (b) At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (vi) or (vii) of Section 7.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               (c) The Holders of a majority in principal amount of the Securities may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Securities.

               (d) Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture and under the TIA. Subject to the provisions of Article Eight, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of Section 7.5 and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

               (e) The Company is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Section 7.3.   Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 7.4.   Waiver of Past Defaults.

               Subject to Sections 7.7 and 10.2, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of

Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section
7.1 (other than any such Default arising solely by reason of acceleration of the Securities). When a Default or Event of Default is waived, it is cured and ceases.

Section 7.5.   Control by Majority.

               Subject to Section 2.9, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 7.3. Subject to Section 8.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.6.   Limitation on Suits.

               A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     Section 7.7.     Rights of Holders To Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
                                       -53-

Section 7.8.   Collection Suit by Trustee.

               If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 7.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.9.   Trustee May File Proofs of Claim.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may enforce claims on behalf of Holders without possession of such Holders' Securities.

Section 7.10.  Priorities.

               If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

               First:  to the Trustee for amounts due under Section 8.7;

               Second: subject to Article Four, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest; and

               Third: subject to Article Four, to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal.

               The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 7.10.

Section 7.11.  Rights and Remedies Cumulative.

               No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.12.  Delay or Omission Not Waiver.

               No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.13.  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                   ARTICLE VIII.

                                      TRUSTEE

               The Company hereby appoints and employs the Trustee and the Trustee hereby accepts the express trust imposed upon it by this Indenture and covenants and agrees to perform the same, subject to the conditions and terms hereof.

Section 8.1.   Duties of Trustee.

               (a) If a Default or an Event of Default of which a Trust Officer of the Trustee is actually aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (b) Except during the continuance of a Default or an Event of Default of which the Trust Officer of the Trustee is actually aware:

                      (1) The Trustee need undertake to perform only those duties as are expressly and specifically set forth in this Indenture and no covenants or obligations whatsoever shall be implied in this Indenture against the Trustee.

                      (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee shall have no liability except for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.1.

                      (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                      (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 8.1.

               (f) The Trustee shall not be liable for interest on any assets received by it. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 8.2.   Rights of Trustee.

               Subject to Section 8.1:

               (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person, including, without limitation, any Person purporting to be a holder of Senior

Debt or a Representative. The Trustee need not investigate any fact or matter stated in the document or the status of any such Person delivering such document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require in addition to the receipt of written direction(s) from the Company accompanied by an Officers' Certificate or an Opinion of Counsel, which opinion or certificate shall conform to Sections
11.4 and 11.5 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

               (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; provided, however, that in so doing the Tustee shall not be deemed to undertake any liability or additional duty hereunder.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 8.3.   Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

Section 8.4.   Trustee's Disclaimer.

               The Trustee makes no representation or warranty and shall have no liability whatsoever as to and for the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

Section 8.5.   Notice of Default.

               If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after such Default or Event of Default occurs or if such Default or Event of Default is known to a Trust Officer of the Trustee during such 90-day period, promptly after such Default or Event of Default becomes known to a Trust Officer of the Trustee; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or interest on any Security, including the failure to make payment on a Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer, the Trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the Holders.

Section 8.6.   Reports by Trustee to Holders.

               Within 60 days after each September 30 beginning with the first September 30 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a)313(a)8.6 occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such September 30 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b)313(b)8.6 and 313(c)313(c)8.6 .

               A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

               The Company shall notify the Trustee in writing if the Securities become listed on any stock exchange.

Section 8.7.   Compensation and Indemnity.

               The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or willful misconduct on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

               To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Securities.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(vi) or (vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.8.   Replacement of Trustee.

               The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee and appoint a successor trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

               (1)    the Trustee fails to comply with Section 8.10;

               (2)    the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4)    the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               Notwithstanding replacement of the Trustee pursuant to this
Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

Section 8.9.   Successor Trustee by Merger, Etc.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 8.10.  Eligibility; Disqualification.

               This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1)310(a)(1)8.10 and 310(a)(5)310(a)(5)8.10 . The Trustee shall have (or in the case of a corporation trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b)310(b)8.10 ; provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1)310(b)(1)8.10 any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 8.11.  Preferential Collection of Claims Against Company.

               The Trustee shall comply with TIA Section 311(a)311(a)8.11 , excluding any creditor relationship listed in TIA Section 311(b)311(b)8.11 . A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE IX.

                      SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.1.   Termination of the Company's Obligations.

               The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 9.1, if

               (1) either (a) all Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the

Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.4) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or
(b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

               (2) the Company has paid all other sums payable by it hereunder; and

               (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

               Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 5.1, 5.2 and 8.7 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Securities are no longer outstanding, the Company's obligations in Sections 8.7, 9.4 and 9.5 in respect thereof shall survive.

               After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

Section 9.2.   Legal Defeasance and Covenant Defeasance.

               (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

               (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Four or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.6, 2.7 and 5.2, and, with respect to the Trustee, under Section 8.7, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Section 9.2 and
Section 9.5. Subject to compliance with this Section 9.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

               (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Four and Article Six and in Sections 5.3, 5.5 through 5.9 and 5.11 through 5.21 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Four or otherwise. For this purpose, covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant listed above, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.1(iii), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

               (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                      (i) the Company must have irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section
8.10 who shall agree to comply with the provisions of this Section 9.2 applicable to it) in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the Maturity Date or Redemption Date, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities on the Maturity Date or such Redemption Date, as the case may be;

                      (ii) in the case of legal defeasance, the Company shall have delivered to the Trustee one or more Opinions of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                      (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                      (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses
(vi) or (vii) of Section 7.1 are concerned, at any time in the period ending on the 91st day after the date of deposit;

                      (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                      (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                      (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with; and

                      (viii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

               (a) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company), to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities. The Company's obligations to pay and indemnify the Trustee as set forth in this paragraph shall survive the termination of this Indenture and the Securities.

               Anything in this Section 9.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

Section 9.3.   Application of Trust Money.

               The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 9.1 and 9.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

Section 9.4.   Repayment to the Company.

               Subject to Sections 8.7, 9.1 and 9.2, the Trustee shall promptly pay to the Company upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 9.2, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, as the case may be, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 9.5.   Reinstatement.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                     ARTICLE X.

                        AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1.  Without Consent of Holders.

               The Company when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

               (1) to cure any ambiguity, defect or inconsistency or to comply with requirements of the Commission in order to maintain the qualification of this Indenture under the TIA, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect; and

               (2)    to comply with Article Six.

               In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

Section 10.2.  With Consent of Holders.

               Subject to Section 7.7, the Company, when authorized by a Board Resolution, the Trustee and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, may amend or supplement (or waive compliance with any provision of) this Indenture or the Securities without any notice to any other Holder, except that without the consent of each Holder of the Securities affected, no such amendment, supplement or waiver may:

                      (1) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                      (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

                      (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor (other than a payment required under Sections 5.15 or 5.16);

                      (4) make the principal of, or interest on, any Securities payable with anything or in any manner other than as provided for in the Securities;

                      (5) make any changes in the provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Securities to waive Defaults or Events of Default; or

                      (6) modify or change any provision of this Indenture or the related definitions affecting the Subordination or ranking of the Securities in a manner which adversely affects the Holders.

               The Company agrees that no amendment, supplement or waiver under this Article Ten may make any change that adversely affects the rights under Article Four of any holders of any Senior Debt unless the holders of such Senior Debt consent to the change.

               It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               In connection with any amendment, supplement or waiver under this Article Ten, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 10.3.  Compliance with TIA.

               From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.4.  Revocation and Effect of Consents.

               Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of his or her Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

               After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 10.5.  Notation on or Exchange of Securities.

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.6.  Trustee To Sign Amendments, Etc.

               The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture.

                                    ARTICLE XI.

                                   MISCELLANEOUS

Section 11.1.  TIA Controls.

               If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the TIA shall control.

Section 11.2.  Notices.

               Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Company:

               Color Spot Nurseries, Inc.
               3478 Buskirk Avenue
               Pleasant Hill, California  94523
               Attention:  Chief Executive Officer

               w/a copy to:

               Brownstein Hyatt Farber & Strickland, P.C.
               410 Seventeenth Street, 22nd Floor
               Denver, Colorado 80202
               Attention:  Steven S. Siegel

               if to the Trustee:

               U.S. Trust Company of California, N.A.
               515 South Flower Street
               Suite 2700
               Los Angeles, California 90071
               Attention:  Corporate Trust Administration

               w/a copy to:

               Oppenheimer Wolff & Donnelly
               2029 Century Park East
               38th Floor
               Los Angeles, CA  90067
               Attention: W. Mark Levinson
               if to the Credit Agent:

               Credit Agricole Indosuez
               1211 Avenue of the Americas
               7th Floor
               New York, NY  10036
               Attention: Credit Department

               Each of the Company, the Trustee and the Credit Agent by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Trustee and the Credit Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

               Any notice or communication mailed to a Holder shall be mailed to him or her by first class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3.  Communications by Holders with Other Holders.

               Holders may communicate pursuant to TIA Section 312(b)312(b)11.3 with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c)312(c)11.3 .

Section 11.4.  Certificate and Opinion as to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5.  Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 5.7, shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 11.6.  Rules by Trustee, Paying Agent, Registrar.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.7.  Legal Holidays.

               A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, in the city in which the principal corporate trust office of the Trustee is located or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8.  Governing Law.

               THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

Section 11.9.  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. No Recourse Against Others.

               No director, officer, employee, stockholder or incorporator, as such, of the Company or its Subsidiaries shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 11.11. Successors.

               All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12. Duplicate Originals.

               All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 11.13. Headings and Table of Contents.

               The headings and table of contents contained in this Indenture are for reference purposes only and shall not affect in any way the meaning or interpretation of this Indenture.

Section 11.14. Severability.

               In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions shall be enforceable to the full extent permitted by law.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                        COLOR SPOT NURSERIES, INC.

                                        By:   /s/ Michael F. Vukelich
                                            -----------------------------
                                        Name:    Michael F. Vukelich
                                        Title:   Chair of the Board and Chief
                                                 Executive Officer

Attest:   /s/ Karla D. Vukelich
        ---------------------------
             Karla D. Vukelich
             Secretary


                                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                        as Trustee

                                        By:   /s/ Sandee Parks
                                            --------------------
                                        Name:     Sandee Parks
                                        Title:    Vice President

Attest:         [ILLEGIBLE]
        ---------------------------
Name:
Authorized Officer

EXHIBIT A

                                  FORM OF SECURITY

                                 [FACE OF SECURITY]

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               Unless and until this Global Security is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by a Depository or any such nominee to a successor Depository or a nominee of a successor Depository.

                             COLOR SPOT NURSERIES, INC.

                          10 1/2% Senior Subordinated Note
                                      due 2007

No.                                                    $_______________________
Cusip No. ___________

               COLOR SPOT NURSERIES, INC., a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to ____________________ or registered assigns, the principal sum of ________________ Dollars, on December 15, 2007.

               Interest Payment Dates: June 15 and December 15 commencing on June 15, 1998.

               Record Dates:  June 1 and December 1.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:
                                        COLOR SPOT NURSERIES, INC.

                                        By:________________________________
                                           Name:
                                           Title:

                                        By:________________________________
                                           Name:
                                           Title:

Trustee's Certification of Authentication

This is one of the 10 1/2% Senior Subordinated Notes Due 2007 described in the within-mentioned Indenture

U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
  as Trustee


By:____________________________________
        Authorized Signatory

                             [REVERSE SIDE OF SECURITY]

                             COLOR SPOT NURSERIES, INC.


                          10 1/2% SENIOR SUBORDINATED NOTE

                                      DUE 2007

1.   Interest.

          COLOR SPOT NURSERIES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on each June 15 and December 15 of each year (the "Interest Payment Date"), commencing on June 15, 1998, to the Holders of record on the immediately preceding June 1 and December 1. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

2.   Method of Payment.

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3.   Paying Agent and Registrar.

          Initially, U.S. Trust Company of California, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.

          The Company issued the Securities under an Indenture, dated as of December 24, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $100,000,000.

5.   Optional Redemption.

          The Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, on and after December 15, 2002, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

                                                         Redemption
     Year                                                   Price

     2002...............................................   105.25%
     2003...............................................   103.50%
     2004...............................................   101.75%
     2005 and thereafter................................   100.000%


In addition, at any time, or from time to time, on or prior to December 15, 2000, the Company may, at its option, use the Net Cash Proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the Securities originally issued, at a price equal to 110.5% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of the Securities remains outstanding and provided that the redemption notice shall have been sent not later than 120 days after the consummation of such Public Equity Offering.

6.   Notice of Redemption.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. In order to effect a redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 120 days after the consummation of such Public Equity Offering. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article Four of the Indenture, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.   Change of Control Offer.

          Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. The Company shall not be required to repurchase Securities until it has complied with its covenants to repay in full all Indebtedness of the Company and its Subsidiaries under the Credit Agreement or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted its offer to repay such Indebtedness or to obtain the requisite consent under the Credit Agreement to permit the repurchase of the Securities pursuant to a Change of Control Offer.

8.   Limitation on Asset Sales.

          Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to the repayment of Senior Debt, to make an investment in Replacement Assets, an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, an investment in properties and assets that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in a business reasonably related thereto or to purchase in a Net Proceeds Offer (at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase) such aggregate principal amount of Securities which, when added to the accrued interest thereon, shall be equal to the net proceeds required to be applied thereto.

9.   Denominations; Transfer; Exchange.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

10.  Persons Deemed Owners.

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.  Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

          If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

13.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the TIA; so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect, and to comply with Article Six of the Indenture.

14.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.  Subordination.

          The Securities will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Company. To the extent and in the manner provided in the Indenture, Senior Debt must be paid before any payment may be made to any Holder of this Security. Any Holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

16.  Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.

          This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

21.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:

                 Color Spot Nurseries, Inc.
                 3478 Buskirk Avenue
                 Pleasant Hill, CA  94523
                 Attention:  Corporate Secretary

                                [FORM OF ASSIGNMENT]

To assign this Security, fill in the form below:


I or we assign and transfer this Security to

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
          (Print or type assignee's name, address and zip code)



Please insert Social Security or other
identifying number of assignee

_______________________________________

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.


Dated:____________________ Signature:_____________________________________

__________________________________________________________________________
     (Sign exactly as your name appears on the face of this Security)


Signature Guarantee:__________________________________________

                         OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, as the case may be,
check the appropriate box below: Section 5.15 [   ] Section 5.16 [   ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, as the case may be, state the amount you want to be purchased:

$

Date:____________   Signature:________________________________________________________________
                              (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:______________________________________